UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 22, 2015, Cabela’s Incorporated (the “Company”) hosted a conference call to discuss the Company’s third quarter 2015 financial results. During this conference call, in response to questions from an analyst, a Company official stated that “penetration of Cabela’s branded product was actually up 100 basis points in the quarter” and indicated that Cabela’s branded product was not losing share to other brands carried by the Company during the quarter.

It has come to the Company’s attention that, due to an error made in calculating the sales of Cabela’s branded product as a percentage of total merchandise sales, the above statements regarding the penetration of Cabela’s branded product during the quarter were incorrect. The Company is furnishing this Form 8-K solely to correct these statements and clarify that the penetration of Cabela’s branded product was down 230 basis points in the three months ended September 26, 2015, as compared to the three months ended September 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA'S INCORPORATED

Dated:	November 9, 2015	By:	/s/ Ralph W. Castner
Ralph W. Castner
Executive Vice President and Chief Financial Officer